UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2010

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 5, 2010, PMA Capital Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (“AST”) amended the Section 382 Rights Agreement between the Company and AST.  The amendment requires the Company to submit its Section 382 Shareholder Rights Plan to its shareholders for approval every three years.  If the rights plan is not approved at the Company’s annual meeting of shareholders held in 2013 or 2016, the plan will terminate following the meeting.

A copy of the amendment is filed as exhibit 4.1 to this Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders

           On May 5, 2010, at the Annual Meeting of Shareholders of the Company, the shareholders of the Company elected three directors to serve for a three-year term, approved the Company’s Section 382 Shareholder Rights Plan and ratified the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for 2010.  The final voting results for the proposals are set forth below.

1.  Elect three directors to serve until the 2013 Annual Meeting of Shareholders

Name	Votes For	Votes Withheld	Broker Non-Votes
Patricia A. Drago	26,286,217	232,267	3,134,878
J. Gregory Dricoll	26,284,669	233,815	3,134,878
Richard Lutenski	26,282,874	235,610	3,134,878

2.  Approve the adoption of a Section 382 Shareholder Rights Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,686,114	2,824,448	7,922	3,134,878

3.  Ratify the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for 2010

Votes For	Votes Against	Abstentions
29,578,054	73,744	1,564

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.             Description

4.1	Amendment No. 1 to Section 382 Rights Agreement between PMA Capital Corporation and American Stock Transfer & Trust Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

May 6, 2010	By:	/s/ Stephen L. Kibblehouse
	Name:	Stephen L. Kibblehouse
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.             Description

4.1	Amendment No. 1 to Section 382 Rights Agreement between PMA Capital Corporation and American Stock Transfer & Trust Company, LLC